For Immediate Release

( BW) (NJ-DENDRITE) (DRTE) Dendrite Reports Record Revenue & Earnings; 4th Quarter EPS $0.17 Per Diluted Share, Full Year EPS $0.55 per Diluted Share

         MORRISTOWN, NJ (January 25, 2000) -- Dendrite International, Inc. (NASDAQ/NMS:DRTE) today announced another record quarter and full year. Revenue, operating profit, operating margin and earnings per share all are company highs.

         Revenue in the quarter was $47.5 million up 31% over last year's fourth quarter. Net income was up 53% to $6.9 million, or $0.17 per share on a diluted basis.

         For the twelve months ended December 31, 1999, revenue increased 32% to $172.7 million. Net income for the year, excluding the effects of a one-time merger related charge in the second quarter, rose 56% to $22.4 million or $0.55 per share on a diluted basis. Reported net income was $19.3 million or $0.48 per diluted share.

         Commenting on the results, Chairman and CEO John Bailye said, "Dendrite's performance was outstanding, surpassing the higher expectations that the company set in September."

         "The market remains highly competitive, but despite this, our new business remains very robust as seen when we were selected by Aventis France to be the provider of their next generation SFE solution for Europe's largest sales force. We also had a large number of successes in the mid and emerging market in the quarter, had several important wins in Japan, and we announced our second global contract. We could not be more pleased with our success."

         Despite each region's strength, very strong performance in the US market continued to drive revenue during the quarter, with domestic revenue reaching 78% of the total, Europe was 14%, Asia, was 6% and Latin America was 1%.

         License fees, grew to $6.6 million in the quarter, up 23% over the 4th quarter of 1998 and accounted for nearly 14% of revenue. The license fee growth was broadly based with all business units contributing new sales.

         Service revenue at $40.9 million was up 32% over the year-ago period and accounted for 86% of total revenue.

         In the quarter, total gross margin declined slightly to 57.6% from 58.1% last year. This decline was driven by license fees, which fell from 89.7% to 87.3% while service margin improved from 52.6% to 52.8%. The license margin decline was primarily attributable to the inclusion of 3rd party costs associated with the new Web Session products. Dendrite sometimes builds new products on the backbone of code they acquire from outside the pharmaceutical industry as evident here.

         For the year license gross margin improved to 90.3% from 84.5% while service gross margin rose to 51.2% from 50.0% in 1998.

         Operating profit rose to $10.3 million or 21.8% in the quarter, up from $7.1 million or 19.7% in the year ago quarter as expense controls continued to reduce administrative costs as a % of revenue.

         For the year, operating profit, excluding a merger related one-time charge in the 2nd quarter was $33.4 million or 19.3% of revenue. This compares to $21.8 million last year, which excludes a one-time charge associated with the write-off of in-process R&D.

         Pre-tax profit was $10.8 million in the 4th quarter and $35.0 million for the year, again excluding the 2nd quarter charge. These were increases of 48% and 56% respectively.

         Cash flow from operating activities was $14.4 million for the quarter and $31.8 million for the year. The company left the year with $65.2 million of cash and short-term investments, despite having used $6.6 million in the acquisition of MMI.

         Bailye added, "In 1999, we gave substance to the Global Reach Strategy. We grew our mid market presence to over $30 million from a simple start. We grew emerging markets to become globally dominant in that area. We sold and commenced installing global ForcePharma applications and we moved assertively into the field of Marketing Automation with the Analytika acquisition. This has been a great year to lay the foundation for continued strong growth."

ABOUT DENDRITE

         As a leading global provider of highly-specialized, integrated product and service offerings for the Pharmaceutical and Consumer Package Goods (CPG) industries, Dendrite supports corporate strategies for a sustained competitive advantage. Thousands of sales representatives and their managers from over 150 companies and 57 countries rely on Dendrite for a uniquely tailored combination of tools, information and skills to help them prepare for tomorrow's challenges and improve their sales success. Focusing strongly on outcomes, Dendrite combines its modular software products with specifically tailored coaching and support services. With a global infrastructure as its foundation, Dendrite's commitment to unparalleled service has been the hallmark of the business and the basis of strong customer loyalty since the Company's inception in 1986.

         Headquartered in Morristown, New Jersey, Dendrite employs over 1200 people around the world.

         Note: Dendrite is a registered trademark of Dendrite International, Inc.

         This press release contains statements that are forward-looking statements and discuss expectations about future events or outcomes with respect to Dendrite and its business, including statements regarding expected results for future periods. We believe these statements are within the scope of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and we intend that these statements be covered by the safe harbors created by such acts. The forward-looking statements are based on our current expectations, assumptions, estimates and projections about our company and the pharmaceutical and consumer packaged goods industries and involve risks and uncertainties. Accordingly, Dendrite's actual results may differ materially from the results discussed in or implied by such forward-looking statements. The risk factors that could cause actual results to differ from the results expressed or implied by these forward-looking statements include the following: (i) our business is heavily dependent on the pharmaceutical industry; (ii) our quarterly results of operations may fluctuate significantly and may not meet market expectations; (iii) our lengthy sales and implementation cycles make it difficult to predict our quarterly revenues; (iv) our fixed costs may lead to fluctuations in our quarterly operating results if revenues fall below expectations; (v) our business is affected by variations in our customers' budget cycles; (vi) our revenues would decline and our business would be adversely affected by the loss of one of our major customers; (vii) we may be unable to successfully introduce new products or respond to technological change; (viii) we are exposed to risks associated with the Year 2000 (for example, (a) demand for our software products and services may decline before and after the Year 2000, (b) our Year 2000 remediation efforts may be unsuccessful and (c) we may incur material expenses in connection with any claim relating to Year 2000 compliance of our own products or the products of third parties); (ix) increased competition may result in price reductions and decreased demand for our products and services; (x) some of our customers rely on our competitors for market data; (xi) our international operations have risks that our domestic operations do not; (xii) our success depends on retaining our key senior management team and on attracting and retaining qualified personnel;
(xiii) our inability to manage our growth could adversely affect our business;
(xiv) our business depends on proprietary technology that we may not be to protect completely; and (xv) the consumer packaged goods industry may have different characteristics from those we are used to in the pharmaceutical industry. In light of the significant uncertainties inherent in these forward-looking statements, you should not consider their inclusion as a representation by us or anyone else that we will achieve our objectives and plans. Moreover, we assume no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements. For further discussion of these and other factors that could adversely affect Dendrite's financial condition and results of operations consult Dendrite's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

                          DENDRITE INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                 Three Months Ended Dec 31,
                                 --------------------------

                              1998         %          1999        %
Revenues:
License fees                $5,326      14.7%      $ 6,552     13.8%
Services                    30,870      85.3%      $40,902     86.2%
                           -------                 -------
                            36,196     100.0%      $47,454    100.0%
                           -------                 -------
Cost of revenues:
Cost of license fees           550       1.5%          835      1.8%
Cost of services            14,618      40.4%       19,307     40.7%
                           -------                 -------
                            15,167      41.9%       20,142     42.4%
                           -------                 -------
Gross margin                21,029      58.1%       27,312     57.6%
                           -------                 -------
Operating expenses:
Selling, general and
  administrative            12,591     34.8%        15,186     32.0%
Research and development     1,320      3.6%         1,803      3.8%
write-off of in-process
  research and development      --      0.0%            --      0.0%
Mergers and acquisitions        --      0.0%            --      0.0%
                           -------                 -------
                            13,911     38.4%        16,989     35.8%

Operating income             7,117     19.7%        10,323     21.8%
Interest income                405      1.1%           613      1.3%
Other expense/(income)         211      0.6%            97      0.2%
Income before income taxes   7,310     20.2%        10,839     22.8%
Income taxes                 2,769      7.7%         3,901      8.2%
                           -------                 -------
Net income                 $ 4,541     12.5%       $ 6,938     14.6%
                           =======                 =======
Net income per share
Basic                      $  0.12                 $  0.18
                           =======                 =======
Diluted                    $  0.11                 $  0.17
                           =======                 =======

Net income per share
excluding one time charges
Basic                      $  0.12                 $  0.18
                           =======                 =======
Diluted                    $  0.11                 $  0.17
                           =======                 =======

Shares used in computing
net income per share
Basic                      36,534                   38,305
                          =======                  =======
Diluted                    40,118                   41,527
                          =======                  =======

                         DENDRITE INTERNATIONAL, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE DATA)
                                 (UNAUDITED)


                                        Twelve Months Ended Dec 31
                                        --------------------------
                                 1998           %         1999        %
Revenues:
License fees                  $14,955        11.4     $ 24,244     14.0%
Services                      115,677        88.6%     148,441     86.0%
                              -------                 --------
                              130,633       100.0%     172,685    100.0%
                              -------                 --------

Cost of revenues:
Cost of license fees            2,314         1.8%        2,360     1.4%
Cost of services               57,887        44.3%       72,380    41.9%
                               ------                    ------
                               60,201        46.1%       74,740    43.3%
                               ------                    ------
Gross margin                   70,431        53.9%       97,945    56.7%
                               ------                    ------
Operating expenses:
Selling,general and
  administrative               44,046        33.7%       56,927    33.0%
Research and development        4,583         3.5%        7,669     4.4%
Write-off of in-process
  research and Development      1,230         0.9%            -     0.0%
Mergers and acquisitions            -         0.0%        3,466     2.0%
                               ------                    ------
                               49,859        38.2%       68,061    39.4%

Operating income               20,572         15.7%      29,884    17.3%
Interest income                 1,099          0.8%       1,880     1.1%
Other expense/(income)            465          0.4          189     0.1%
                               ------                    ------
Income before income taxes     21,206         16.2%      31,574    18.3%
Income taxes                    8,446          6.5%      12,234     7.1%
                               ------                    ------
Net income                    $12,759          9.8%     $19,340    11.2%
                              =======                   =======

Net income per share
Basic                           $0.35                   $  0.51
                              =======                    ======
Diluted                         $0.32                   $  0.48
                              =======                    ======
Net income per share
excluding one time charges
Basic                           $0.39                   $  0.60
                               ======                     =====
Diluted                         $0.36                   $  0.55
                               ======                     =====
Shares used in computing
net income per share
Basic                          36,080                    37,725
                               ======                    ======
Diluted                        39,392                    40,599
                               ======                    ======


                         DENDRITE INTERNATIONAL, INC.
                         CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS EXCEPT SHARE DATA)
                                 (UNAUDITED)



                                        December 31,      December 31
                                            1998             1999

Assets
Current Assets:
  Cash and Cash Equivalents              $ 32,555         $ 50,024
  Short-term investments                    9,614           15,151
  Accounts receivable, net                 20,378           29,374
  Prepaid expenses and other                3,391            3,659
  Prepaid taxes                               921              114
  Deferred tax asset                          675            1,368
                                         --------         --------
          Total current assets             67,534           99,689
                                         --------         --------
Property and equipment, net                 7,221           10,249
Deferred taxes                              1,077                -
Goodwill, net                               2,496            8,716
Purchased capitalized software, net         1,099            2,483
Capitalized software development
  cost, net                                 2,404            3,582
                                         --------         --------
                                         $ 81,831         $124,720

Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable                       $  2,249         $  3,735
  Income taxes payable                      1,036                -
  Accrued compensation and benefits         4,321            6,000
  Other accrued expenses                    7,493            8,001
  Deferred revenue                          1,827            3,822
                                         --------         --------

          Total current liabilities        16,926           21,558
                                         --------         --------

Capital Lease Obligation                      544              285
Deferred rent                                 392                -
Deferred taxes                              2,920            1,761
                                         --------         --------

Stockholders' Equity
  Preferred Stock, no par value,
    10,000,000 shares
    authorized, none issued                     -                -
  Common Stock, no par value,
    150,000,000 shares authorized
    38,999,555 and 37,245,675
     shares issued as of December 31,
     1999 and December 31, 1998,
     respectively and 38,398,055
     and 36,644,175 outstanding as of
     December 31, 1999 and December
     31, 1888, respectively                41,442           61,550
  Retained earnings                        23,998           43,338
  Deferred Compensation                    (1,970)            (777)
  Accumulated other
    comprehensive income                     (494)          (1,068)
   Less treasury stock, at cost            (1,927)          (1,927)
                                         --------         --------

          Total stockholders' equity       61,049          101,116
                                         --------         --------

                                         $ 81,831         $124,720
                                         ========         ========

                         DENDRITE INTERNATIONAL, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)
                                 (UNAUDITED)

                                                      Year Ended December 31,
                                                      -----------------------
                                                      1998               1999
                                                      ----               ----

Operating activities:
  Net income                                        $ 12,759          $ 19,340
  Adjustments to reconcile net income
    to net cash
     Provided by (used in) operating
       activities:
       Depreciation and amortization                   4,197             6,118
       Compensation Expense                                -               686
       Deferred income taxes (benefit)                    25                 -
       Tax benefit from employee stock plan                -             8,487
       Write-off in-process research and
         development                                   1,230                 -
       Changes in assets and liabilities:
         (Increase)/decrease in accounts
            receivable                                 6,099            (6,047)
         (Increase)/decrease in prepaid
            expenses and other                          (870)             (371)
         (Increase)/decrease in prepaid
            income taxes                                   -             1,052
          Increase/(decrease) in accounts
            payable and accrued expenses               3,335             3,132
          Increase/(decrease) in
            deferred rent                               (206)             (392)
          Increase/(decrease) in income
            taxes payable                                461            (2,195)
          Increase/(decrease) in deferred
            revenue                                      357             1,995
                                                    --------          --------

          Net cash provided by (used in)
           operating activities                       27,387            31,805
                                                    --------          --------

Investing activities:
  Purchases of short-term investments                (13,552)          (39,335)
  Sales of short-term investments                      6,893            33,804
  Purchase of MMI, net of cash acquired                    -            (6,640)
  Purchase of ABC and ADEM, net of
    cash acquired                                     (2,295)                -
  Purchases of property and equipment                 (2,779)           (7,512)
  Additions to capitalized software
    development costs                                 (1,637)           (2,227)
                                                    --------          --------

          Net cash provided by (used in)
            investing activities                     (13,370)          (21,910)

Financing activities:
  Net proceeds from borrowings                          (930)                -
  Payments on capital lease obligations                 (302)             (788)
  Issuance of Common Stock                             3,703             8,691
                                                    --------          --------

          Net cash provided by (used in)
            financing activities                       2,471             7,903
                                                    --------          --------

Effect of foreign echange rate
  changes on cash                                        130              (329)

Net increase (decrease) in cash and
  cash equivalents                                    16,618            17,469
Cash and cash equivalents, beginning
  of period                                           15,937            32,555
                                                    --------          --------

Cash and cash equivalents, end of period            $ 32,555          $ 50,024
                                                    ========          ========



        CONTACT: Dendrite International, Inc., Morristown
                 John Bailye, CEO
                 George Robson, CFO
                 Erik Hawkinson,
                 Investor Relations
                 973-425-1200